EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

     We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the registration of 2,002,250 shares of the Company's common stock pursuant to the Schawk, Inc. 2001 Equity Option Plan, effective as of May 16, 2001, of our report dated February 16, 2001, with respect to the consolidated financial statements and schedule of Schawk, Inc., included in the Annual Report (Form 10-K) for the year ended December 31, 2000 filed with the Securities and Exchange Commission.


Chicago, Illinois                      /s/ ERNST & YOUNG LLP
August 8, 2001